Exhibit 99.2

Business Update Conference Call September 17, 2004

Jaguar's Recent History Strategy since 1997 based on significant growth Increase in the number of model offerings, from 2 to 4 Major facilities and infrastructure expansion to support the growth Significant investment in new aluminum technology Expansion of global distribution network Volume has grown, but less than expected

Over the past 2 years, focus on key priorities: Strengthened internal discipline Improved quality and customer satisfaction Reduced costs External environment has deteriorated Growth in diesel demand in Europe and sales of luxury SUVs in the U.S. Unprecedented incentives, particularly in the U.S. Weakening of U.S. dollar Jaguar sales have not lived up to expectation Jaguar's Present Business Situation Quick turnaround unlikely given nature of issues

Business model based on: Distinctive products Strong brand and distribution Capacity and cost structure appropriately sized for business Management team has been strengthened Specific plans targeted at short-term improvements Cost and capacity actions Product, marketing and distribution actions Ford to exit Formula One racing - business up for sale Jaguar Improvement Plan

Jaguar West Midlands Manufacturing Consolidation Close Browns Lane assembly operations in 2nd Half 2005 Relocate XJ assembly to Castle Bromwich in mid-2005 Launch XK replacement in Castle Bromwich Net reduction of 400 positions Other Structural Efficiencies Eliminate 750 salaried and agency positions by year-end 2004 - a 15% reduction in salaried-equivalent costs since year-end 2003 Accelerate synergies with Land Rover Jaguar Improvement Plan Cost and Capacity Actions

Upcoming product actions build on recent introductions X-Type Estate (wagon) introduction in U.S. market Premium diesel in XJ Performance diesel in X-Type All-new, all-aluminum replacement for XK Improve brand positioning Reduce dealer inventories (2004 production cut by 15,000 units) Reduce fleet sales in the U.S. and concentrate on improving residual values Jaguar Improvement Plan Product, Marketing & Distribution Actions

Sequential improvement in Third Quarter results compared with the Second Quarter* Fourth Quarter results should approach breakeven including the production cuts* Estimated pre-tax charges of about $450 million related to personnel reductions and Formula One decision P.A.G. Outlook for Balance of 2004 * Excluding special items

Corporate Outlook for Balance of 2004 Change + $0.10 + $0.10 Updated Guidance $0.10 - $0.15 $1.90 - $2.00 * Excluding special items and discontinued operations, which are projected to reduce earnings by about $0.25 per share for full-year 2004 Earnings Per Share * Q3 2004 FY 2004

Safe Harbor Greater price competition resulting from currency fluctuations, industry overcapacity or other factors; A significant decline in industry sales, particularly in the U.S. or Europe, resulting from slowing economic growth, geo-political events or other factors; Lower-than-anticipated market acceptance of new or existing products; Work stoppages at key Ford or supplier facilities or other interruptions of supplies; The discovery of defects in vehicles resulting in delays in new model launches, recall campaigns or increased warranty costs; Increased safety, emissions, fuel economy or other regulation resulting in higher costs and/or sales restrictions; Unusual or significant litigation or governmental investigations arising out of alleged defects in our products or otherwise; Worse-than-assumed economic and demographic experience for our post-retirement benefit plans (e.g., investment returns, interest rates, health care cost trends, benefit improvements); Currency or commodity price fluctuations; Change in interest rates; A market shift from truck sales in the U.S.; Economic difficulties in any significant market; Reduced availability of or higher prices for fuel; Labor or other constraints on our ability to restructure our business; A change in our requirements under long-term supply arrangements under which we are obligated to purchase minimum quantities or pay minimum amounts; Credit rating downgrades; Inability to access debt or securitization markets around the world at competitive rates or in sufficient amounts; Higher-than-expected credit losses; Lower-than-anticipated residual values for leased vehicles; Increased price competition in the rental car industry and/or a general decline in business or leisure travel due to terrorist attacks, acts of war, epidemic diseases or measures taken by governments in response thereto that negatively affect the travel industry; and Our inability to implement the Revitalization Plan. Statements included or incorporated by reference herein may constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: